Exhibit 21.1

Significant Subsidiaries and VIE of the Registrant

Significant Subsidiaries of the Registrant	Place of Incorporation
AI Plus Holding Ltd.	British Virgin Islands
Xiao-i Technology Ltd.	Hong Kong
Zhizhen Artificial Intelligent Technology (Shanghai) Co. Ltd.	People’s Republic of China

VIE	Place of Incorporation
Shanghai Xiao-i Robot Technology Company Ltd.	People’s Republic of China

Significant Subsidiaries of the VIE	Place of Incorporation
Xiaoi Robot Technology (H.K) Limited	Hong Kong
Shanghai Fengai Network Technology Co., Ltd.	People’s Republic of China
Shanghai Ruixiang Investment Management Co., Ltd.	People’s Republic of China
Shenzhen Xiao-i Robot Technology Co., Ltd.	People’s Republic of China
Nanjing Xiao-i Zhizhen Network Technology Co., Ltd.	People’s Republic of ChinaC
Shanghai Xiao-i Robot Technology Co., Ltd. (Beijing Office）	People’s Republic of China
Shanghai Xiao-i Robot Technology Co., Ltd. (Guangzhou Branch）	People’s Republic of China
Guizhou Xiao-i Robot Technology Co., Ltd.	People’s Republic of China